FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-282099-12

From: Wells Abf Syndicate Wells Fargo (WELLS FARGO SECURITI) At: 03/26/26 14:35:45 UTC-4:00
Subject: WFCM 2026-C66 - PUBLIC NEW ISSUE **PRICING SPOTS**

TSY
2yr 99-25+
3yr 98-20+
5yr 99-00+
7yr 97-00
10yr 97-21+

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